                                                                    EXHIBIT 10.5


                                                                   EXECUTION (I)

                               TRANSGENOMIC, INC.

                             SUBSCRIPTION AGREEMENT

         THE SECURITIES WHICH ARE THE SUBJECT OF THIS SUBSCRIPTION AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE LAWS OF ANY STATE OR OTHER JURISDICTION. THEY MAY NOT BE OFFERED OR SOLD UNLESS THEY ARE REGISTERED UNDER THE ACT AND UNDER THE LAWS OF THE STATES WHERE EACH SALE IS MADE, OR AN EXEMPTION FROM REGISTRATION REQUIREMENTS IS AVAILABLE IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY.

Investors Listed on Exhibit A Hereto
At The Addresses Listed Thereon

         Each of you (each a "Subscriber" and, collectively, the "Subscribers") hereby agrees to purchase, and Transgenomic, Inc., a Delaware corporation (the "Company") hereby agrees to issue and to sell to each Subscriber, a convertible subordinated note of the Company in the principal amount set forth beside such Subscriber's name on EXHIBIT A and in the form annexed as EXHIBIT B (the "Note"), convertible in accordance with the terms thereof into shares (the "Company Shares"; the Company Shares are sometimes referred to herein as the "Shares") of the Company's Common Stock, $0.01 par value per share (the "Common Stock"). Each Note, when issued to the Subscriber, will be one of a series of Notes (the "Notes") issued to all Subscribers. The Notes and the Company Shares are collectively referred to herein as, the "Securities." Upon acceptance of this Agreement by the Subscriber, the Company shall issue and deliver to the Subscriber a Note against payment, by wire transfer or bank cashier's check, of the principal amount of the Note.

                  The following terms and conditions shall apply to this subscription.

                          SUBSCRIBER'S REPRESENTATIONS AND WARRANTIES. Each
Subscriber, as and for itself, hereby represents and warrants to and agrees with the Company that:

                          1.1 INFORMATION ON SUBSCRIBER. The Subscriber is
experienced in investments and business matters, has made investments of a speculative nature and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase. The Subscriber has the authority and is duly and legally qualified to purchase and own the Securities.


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SUBSCRIPTION AGREEMENT                                        TRANSGENOMIC, INC.
MARCH 23, 1999
PAGE 2

                  1.2 INVESTMENT INTENT. The Subscriber is subscribing for the Securities for its own account and benefit and not as a nominee or for the account of any other person or entity. The Subscriber has no present intention of selling or distributing the Securities or any part thereof except for a sale in accordance with applicable law. The Subscriber has sufficient financial resources to hold the Securities for an indefinite period of time.

                  1.3 DILIGENCE. Such Subscriber has conducted its own due diligence investigation of the Company, its business operations, prospects, technologies, financial position and results of operations and all other aspects thereof which are material to the undersigned's decision to purchase Notes. In that regard, such Subscriber acknowledges that it and its representatives have been given full and complete access to all material information regarding the Company and has utilized such access to such Subscriber's satisfaction for the purpose of obtaining information necessary to allow it to evaluate the merits and risk of purchasing Notes. [Such Subscriber has either attended or been given reasonable opportunity to attend a meeting with representatives of the Company for the purpose of asking questions of, and receiving answers from, such representatives concerning the Company and to the full satisfaction of such Subscriber.

                  1.4 ACCREDITATION. Such Subscriber is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act") and has such knowledge and experience in financial and business matters necessary to be capable of evaluating the merits and risks of an investment in the Notes.

                  1.5 SIGNIFICANT RISK. Such Subscriber acknowledges that an investment in the Company involves significant risks.

                  1.6 ABILITY TO BEAR ECONOMIC RISKS. Such Subscriber is able to bear the economic risks of an investment in the Notes for an indefinite period of time and is able to afford a complete loss of such investment.

                  1.7 NO PRIOR REGISTRATION. Such Subscriber acknowledges and understands that the Notes have not been registered under the Securities Act in reliance upon an exemption therefrom for nonpublic offerings and, accordingly, the Notes will be restricted securities. Such Subscriber acknowledges and agrees that (i) it will not sell, transfer or otherwise dispose of any Notes without registration thereof under the Securities Act and applicable state securities laws, or pursuant to an exemption therefrom and (ii) the Company is under no obligation to register the Notes under such securities laws subject to the registration rights set forth elsewhere in this Agreement.

                           COMPANY REPRESENTATIONS AND WARRANTIES. The Company
represents and warrants to each Subscriber that:

                           2.1 DUE INCORPORATION; SUBSIDIARIES. The Company has
been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware and is duly qualified and in good standing in each other jurisdiction in which its properties or the nature of its business makes such qualification necessary. The Company has no equity

SUBSCRIPTION AGREEMENT                                        TRANSGENOMIC, INC.
MARCH 23, 1999
PAGE 3

investments in any other corporation or in any limited liability company, partnership, joint venture or other entity, except for its subsidiary in the United Kingdom, a foreign sales corporation, and a subsidiary in the Netherlands which has ceased operations and is in the process of being dissolved.

                           2.2 OUTSTANDING STOCK. All issued and outstanding
shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. The authorized capital stock of the Company immediately upon consummation at the Closing of the transactions contemplated by this Agreement shall consist of 30,000,000 shares of Common Stock, par value $0.01 per share, of which 13,000,000 shares shall have been validly issued and be outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and 15,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding.

                           2.3 AUTHORITY; ENFORCEABILITY. Each of this Agreement
and each Note have been duly authorized, executed and delivered by the Company and each is a valid and binding agreement enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and the Company has full corporate power and authority necessary to carry on its business as now conducted and proposed to be conducted and to enter into and deliver this Agreement and the Investors Rights Agreement with the Subscribers and certain shareholders of the Company (the "Investors Rights Agreement") (collectively, the "Documents") and to issue and deliver the Notes and to perform its obligations hereunder and thereunder.

                           2.4 ADDITIONAL ISSUANCES. Except as provided in
SCHEDULE 2.4, there are no outstanding agreements or preemptive or similar rights affecting the Company's capital stock and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of Common Stock or equity of the Company, except that the Company may issue up to 4,000,000 shares of Common Stock (subject to adjustment in certain cases) under its 1997 Amended and Restated Stock Option Plan and its United Kingdom Stock Plan (the "Stock Option Plan"). The authorized and non-issued options under the Stock Option Plan shall be sufficient for the Company for the two years following the date hereof.

                           2.5 CONSENTS. No consent, approval, authorization or
order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its affiliates is required for execution of the Documents or the Notes, including, without limitation, issuance and sale of the Notes and the issuance of the Shares upon any conversion of the Notes or the performance of obligations hereunder or thereunder.

                           2.6 NO VIOLATION OR CONFLICT. Assuming the
representations and warranties of the Subscriber in Section 1 hereof are true and correct and the Subscriber complies with its obligations under the Documents, and upon receipt of the waiver of any preemptive rights of Mr. G. S. Beckwith Gilbert with respect to the Notes and the Conversion Shares (the "Conversion Shares"), neither the sale of any Note, nor any conversion of any Note, nor the

SUBSCRIPTION AGREEMENT                                        TRANSGENOMIC, INC.
MARCH 23, 1999
PAGE 4

issuance of the Company Shares upon any conversion of any Note, nor the execution, delivery or performance of its obligations thereunder or under this Agreement by the Company will:

                                    (a) violate, conflict with, result in a
breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under() the certificate of incorporation of the Company, charter or bylaws of the Company, or any of its affiliates,() any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company, or any of its affiliates of any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates or over the properties or assets of the Company, or any of its affiliates,() the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company, or any of its affiliates is a party or by which the Company, or any of its affiliates is bound, or to which any of the properties of the Company, or any of its affiliates is subject, or () the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company, or any of its affiliates is a party; or

                                    (b) result in the creation or imposition of
any mortgages, judgments, claims, liens, security interests, pledges, escrows, charges or other encumbrance of any kind or character whatsoever
("Encumbrances") upon the Securities or any of the assets of the Company, or any of its affiliates.

                           2.7 THE SECURITIES. The Company has reserved and
unissued shares of Common Stock (including the Shares) sufficient to permit the conversion in full of the Notes. The Securities upon issuance:

                                    (a) are, or will be, free and clear of any
Encumbrances;

                                    (b) have been, or will be, duly and validly
authorized and on the date of issuance (hereinafter the "Closing Date") or the Conversion Date as such term is defined in the Note (hereinafter the "Conversion Date"), as the case may be, each Note and the Shares issuable upon conversion of each Note will be duly and validly issued, fully paid and nonassessable;

                                    (c) will not, upon receipt of the waiver of
any preemptive rights of Mr. G. S. Beckwith Gilbert with respect to the Notes and the Conversion Shares, have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company; and

                                    (d) will not subject the holders thereof to
personal liability by reason of being such holders.

                           2.8 LITIGATION. Except as provided in SCHEDULE 2.8,
there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation

SUBSCRIPTION AGREEMENT                                        TRANSGENOMIC, INC.
MARCH 23, 1999
PAGE 5

before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates, that questions the validity of this Agreement or, if adversely determined, would adversely affect the execution by the Company or the performance by the Company of its obligations under this Agreement, the business or business prospects of the Company, or the assets of the Company.

                           2.9 FINANCIAL INFORMATION. (a) Attached hereto as
SCHEDULE 2.9 are the audited balance sheet and statement of operations of the Company as of December 31, 1998, for the twelve-month period then ended and the unaudited balance sheet, statement of operations and statement of cash flows of the Company as of January 31, 1999, for the 1-month period then ended, and February 28, 1999, for the 2-month period then ended (collectively, the "Financial Statements"), accompanied by a certificate of the Chief Financial Officer of the Company. The Financial Statements (i) are in accordance with the books and records of the Company, (ii) present fairly the financial condition and the results of operations of the Company as of the date and for the period indicated and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied.

                                    (b) The books of account, records and work
papers of the Company up to the date hereof are in all material respects complete and correct, have been maintained in accordance with good business and accounting practices and accurately reflect in all material respects the basis for the financial position and results of operation of the Company as set forth in the Financial Statements. All financial projections of the Company delivered to the Subscriber contain management's best estimates of the future business and potential future business of the Company; PROVIDED, HOWEVER, that no assurances are made that such projected results can be achieved.

                           2.10 ABSENCE OF UNDISCLOSED LIABILITIES. Except as
set forth on SCHEDULE 2.10 hereto, at December 31, 1998, (a) the Company had no material liability of any nature (matured or unmatured, fixed or contingent) which was not provided for or disclosed on the Balance Sheet and (b) all liability reserves established by the Company and set forth on the Balance Sheet were adequate for all such liabilities at that date. Except as set forth on
SCHEDULE 2.10 hereto, there were no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) which were not adequately provided for on the Balance Sheet.

                           2.11 ABSENCE OF CHANGES. Except as set forth on
SCHEDULE 2.11 hereto, since March 1, 1999, there has not been (a) any material adverse change in the financial condition, results of operations, assets or liabilities of the Company, (b) any borrowing or agreement to borrow funds or any liability or obligation of any nature whatsoever (contingent or otherwise) incurred by the Company, other than current liabilities or obligations incurred in the ordinary course of business, (c) any asset or property of the Company made subject to a lien of any kind, (d) any waiver of any valuable right of the Company, or the cancellation of any material debt or claim held by the Company,
(e) any payment of dividends on, or other distributions with respect to, or any direct or indirect redemption or acquisition of, any shares of the capital stock of the Company, or any agreement or commitment therefor, (f) any issuance of any stock, bond or other security of the Company, or any agreement or commitment therefor

SUBSCRIPTION AGREEMENT                                        TRANSGENOMIC, INC.
MARCH 23, 1999
PAGE 6

(including, without limitation, options, warrants or rights or agreements or commitments to purchase such securities or grant such options, warrants or rights), (g) any mortgage, pledge, sale, assignment or transfer of any tangible or intangible assets of the Company, except, with respect to tangible assets, in the ordinary course of business, (h) any loan by the Company to any officer, director, employee, consultant or shareholder of the Company, or any agreement or commitment therefor (other than advances to such persons in the ordinary course of business in connection with travel and travel related expenses),
(i) any damage, destruction or loss (whether or not covered by insurance) affecting the assets, property, financial condition or results of operations of the Company, (j) any extraordinary increase, direct or indirect, in the compensation paid or payable to any officer, director, employee, consultant or agent of the Company or (k) any change in the accounting methods, practices or policies followed by the Company or any change in depreciation or amortization policies or rates theretofore adopted.

SUBSCRIPTION AGREEMENT                                        TRANSGENOMIC, INC.
MARCH 23, 1999
PAGE 7

                           2.12
TITLE TO ASSETS, PROPERTIES AND RIGHTS. Except as set forth in SCHEDULE 2.12, the Company has good and marketable title to all of its properties, interests in properties and assets, real, personal, intangible or mixed, reflected on the Balance Sheet (or not so reflected because not required to be reflected but which are used or useful in the business of the Company) or acquired after March 1, 1999 (except inventory or other property sold or otherwise disposed of since March 1, 1999, in the ordinary course of business and accounts receivable and notes receivable paid in full subsequent to March 1, 1999), free and clear of all Encumbrances except liens for current taxes not yet due and payable (or similar liens).

                           2.13 INTELLECTUAL PROPERTY RIGHTS. The Company has
prepared and the Subscriber has received the material listed on SCHEDULE 2.13 with respect to the Company's intellectual property, and except as set forth on
SCHEDULE 2.13 hereto:

                                    (a) the Company, to the best of its
knowledge, owns, possesses, has the exclusive right to use, has the right to bring actions for the infringement of, and, where necessary, has made timely and proper application for, all its Intellectual Property Rights (as hereinafter defined) used in or necessary for the conduct of its business or as presently conducted or as proposed to be conducted, all of which Intellectual Property Rights are identified on SCHEDULE 2.13 (collectively, the "Requisite Rights");

                                    (b) no royalties, honoraria or fees are
payable by the Company to other persons by reason of the ownership or use of the Requisite Rights; and

                                    (c) no product, service or process
manufactured, marketed, sold or used, or proposed to be manufactured, marketed, sold or used, by the Company violates, or will violate, any license or infringes, or will infringe, any Intellectual Property Rights or assumed name of another; and there is no pending or threatened claim or litigation against the Company (nor does there exist any basis therefor) contesting the validity of or right to use any of the foregoing, nor has the Company received any notice that any of the Requisite Rights or the operation or proposed operation of the Company's business conflicts, or will conflict, with the asserted rights of others, nor does there exist any basis for any such conflict.

As used herein, the term "Intellectual Property Rights" means all industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, know-how, certificates of public convenience and necessity, franchises, licenses, trade secrets, proprietary processes and technology and formulae.

                           2.14 TAX MATTERS. Except as provided on SCHEDULE
2.14, the Company has filed or will have filed all Federal, state, local and foreign tax returns which are required to be filed by it, and all such returns are true, correct and complete. The Company had paid all taxes pursuant to such returns or pursuant to any assessments received by it or which it is obligated to withhold from amounts owing to any employee, creditor or third party. The income tax returns of the Company have never been audited by any Federal, state, local or foreign authorities. The

SUBSCRIPTION AGREEMENT                                        TRANSGENOMIC, INC.
MARCH 23, 1999
PAGE 8

provisions for taxes on the Balance Sheet are sufficient for the payment of all accrued and unpaid Federal, state, local and foreign taxes as of such date. The Company has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to any tax assessment or deficiency. The Company has never filed a consent pursuant to Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), relating to collapsible corporations.

                           2.15 ERISA PLANS AND CONTRACTS. (a) Except as set
forth in the Company's 401(K) plan attached on SCHEDULE 2.15 hereto, the Company does not maintain nor is it a party to (or ever has maintained or was a party to) any "employee welfare benefit plan", as defined in Section 3(l) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any other written, unwritten, formal or informal plan or agreement involving direct or indirect compensation other than workers' compensation, unemployment compensation and other government programs, under which the Company, or any affiliate of the Company have any present or future obligation or liability. The Company does not maintain nor is it a party to (or ever has maintained or was a party to) any "employee pension benefit plan," as defined in Section 3(2) of ERISA, and the Company does not contribute (or has ever contributed) to any "multiemployer plan" as defined in Section 3(37) of ERISA.

                                    (b) There is no contract, agreement, plan or
arrangement covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible by reason of Section 280G of the Code.

                                    (c) Except as provided on SCHEDULE 2.15,
there is no employment, severance or other similar contract, arrangement or policy (written or oral) providing for insurance coverage (including any self-insured arrangements), non-statutory workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits entered into, maintained or contributed to by the Company.

                           2.16 AGREEMENTS. Except as set forth on SCHEDULE 2.16
hereto, the Company to the best of its knowledge is not a party to any written or oral contract not made in the ordinary course of business and, whether or not made in the ordinary course of business, the Company is not a party to any written or oral (a) contract with any labor union; (b) contract for the employment of any officer, individual employee or other person on a full-time basis or any contract with any person on a consulting basis; (c) bonus, pension, profit-sharing, retirement, stock purchase, stock option, hospitalization, medical insurance or similar plan, contract or understanding in effect with respect to employees or any of them or the employees of others; (d) agreement or indenture relating to the borrowing of money or to the mortgaging, pledging or placement of a lien on any assets of the Company; (e) guaranty of any obligation for borrowed money or otherwise; (f) lease or agreement under which the Company is lessee of or holds or operates any property, real or personal, owned by any other party; (g) lease or agreement under which the Company is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company; (h) agreement or other commitment for capital expenditures in excess of $100,000, not reflected on the financial statements as of February 28,

SUBSCRIPTION AGREEMENT                                        TRANSGENOMIC, INC.
MARCH 23, 1999
PAGE 9

1999; (i) contract, agreement or commitment under which the Company is obligated to pay any broker's fees, finder's fees or any such similar fees, to any third party; (j) (except as disclosed in Section 2.2 hereof) contract, agreement or commitment under which the Company has issued or may become obligated to issue, any shares of capital stock of the Company, or any warrants, options, convertible securities or other commitments pursuant to which the Company is or may become obligated to issue any shares of its capital stock; or (k) any other contract, agreement, arrangement or understanding which is material to the business of the Company. The Company has furnished to the Subscribers true and correct copies of all such agreements and other documents requested by the Subscribers or the authorized representatives of the Subscribers.

                           2.17 LABOR RELATIONS; EMPLOYEES. The number of
employees of the Company is as set forth on SCHEDULE 2.17 hereto, and except as provided in SCHEDULE 2.17 (a) The Company to the best of its knowledge is not delinquent in payments to any of its employees, for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such employees,
(b) the Company is in compliance in all material respects with all applicable laws and regulations respecting labor, employment and employment practices, terms and conditions of employment and wages and hours, (c) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the best knowledge of the Company, threatened against or involving the Company and (d) neither any grievance which might have a material adverse effect on the Company or the conduct of its business nor any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor has been asserted.

                           2.18 EMPLOYMENT OF OFFICERS, EMPLOYEES AND
CONSULTANTS. Except set forth on SCHEDULE 2.18, to the best knowledge of the Company, no third party may assert any valid claim against the Company, any Subscriber or any of the Designated Persons (as hereinafter defined) with respect to (a) the continued employment by, or association with, the Company, of any of the present officers or employees of or consultants to the Company (collectively, the "Designated Persons") or (b) the use, in connection with any business presently conducted or proposed to be conducted by the Company and/or any of the Designated Persons of any information which the Company, or any of the Designated Persons would be prohibited from using under any prior agreements or arrangements or any legal considerations applicable to unfair competition, trade secrets or proprietary information.

                           2.19 NO DEFAULTS. Except as provided in SCHEDULE 2.19
hereto, the Company is not in default (i) under its certificate of incorporation or by-laws, or any indenture, mortgage, lease, purchase or sales order, or any other contract, agreement or instrument to which the Company is a party or by which the Company or any of their respective properties is bound or affected or
(ii) with respect to any order, writ, injunction or decree of any court or any Federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality. There exists no condition, event or act which constitutes, or which after notice, lapse of time or both, would constitute, a default under any of the foregoing.

SUBSCRIPTION AGREEMENT                                        TRANSGENOMIC, INC.
MARCH 23, 1999
PAGE 10

                           2.20 COMPLIANCE. Except as provided in SCHEDULE 2.20,
the Company (a) in carrying out its contemplated business has been and will be in compliance in all material respects with all Federal, state, local and foreign laws, ordinances, regulations and orders of a material nature applicable to it, its business and the ownership of its assets and (b) has all Federal, state, local and foreign governmental licenses and permits material to and necessary in the conduct of its business and such licenses and permits are in full force and effect, and, to the best knowledge of the Company, no violations have been recorded in respect of any such licenses or permits and no proceeding is pending or threatened to revoke or limit any thereof.

                           2.21 INSURANCE. Certain insurance policies
information is attached as SCHEDULE 2.21. All the insurable properties of the Company are insured for the benefit of the Company, in amounts deemed adequate by the Company, against all risks usually insured against by persons operating similar properties in the localities in which such properties are located under policies in effect and issued by insurers of recognized responsibility.

                           2.22 RELATED TRANSACTIONS. Except as set forth on
SCHEDULE 2.22 hereto, no current or former stockholder, director, officer or employee of the Company, nor any "associate" (as defined in the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the Company, is presently, or since the inception of the Company has been, directly or indirectly through his or its affiliation with any other person or entity, a party to any transaction with the Company providing for the furnishing of services by or to, or rental of real or personal property from or to, or otherwise requiring cash payments to or by any such person. For the purposes of this Agreement, a transaction of the type described in this Section 2.22 is sometimes herein referred to as a "Related Transaction".

                           2.23 OFFEREES. Except as provided in SCHEDULE 2.23
hereto, the Company has not during the past 12 months offered any of its capital stock, or any other securities, for sale to, or solicited any offers to buy any of the foregoing from, or otherwise approached or negotiated in respect thereof, in such a manner as to require any capital stock or other securities to be registered under the Securities Act.

                           2.24 USE OF PROCEEDS. The net proceeds of the Note
received by the Company shall be used by the Company for general working capital purposes as shall be determined by the Board of Directors after the date hereof.

                           2.25 OFFERING EXEMPTION. Assuming the accuracy of the
representations of the Subscribers, the offering and sale of the Note and the Common Stock upon conversion of the Note, are each exempt from registration under the Securities Act; and the aforesaid offering and sale is also exempt from registration under applicable state securities and "blue sky" laws.

SUBSCRIPTION AGREEMENT                                        TRANSGENOMIC, INC.
MARCH 23, 1999
PAGE 11

                           2.26 BROKERS. Except as set forth on SCHEDULE 2.26
hereto, neither the Company, nor any of the officers, directors, employees or stockholders of the Company have employed any broker or finder in connection with the transactions contemplated by this Agreement.

                           2.27 DISCLOSURE. Neither this Agreement nor any other
document, certificate, instrument or written statement furnished or made to the Subscriber by or on behalf of the Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact which materially adversely affects, or in the future may, insofar as the Company may reasonably foresee, materially adversely affect, the business, operations, affairs, prospects, condition, properties or assets of the Company which has not been set forth in this Agreement or in the other documents, certificates, instruments or statements furnished to the Subscriber by or on behalf of the Company.

                           2.28 KNOWLEDGE DEFINITION. As used in this Section 2,
the term "to the knowledge of" the Company shall mean and include the actual knowledge of the Company and of any director or officer of the Company.

                           2.29 QUESTIONABLE PAYMENTS. Neither the Company,
director, officer, agent, employee, or other person associated with or acting on behalf of the Company, nor any Stockholder has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on the books or records of the Company; made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; or made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

                           2.30. Y2K READINESS. The Company has attached its Y2K
readiness statement hereto as SCHEDULE 2.30.

                           2.31. CORRECTNESS OF REPRESENTATIONS. The Company
represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless the Company otherwise notifies the undersigned prior to the Closing Date on which the undersigned purchases the Note, shall be true and correct as of the Closing Date. The foregoing representations and warranties shall survive the Closing Date.

SUBSCRIPTION AGREEMENT                                        TRANSGENOMIC, INC.
MARCH 23, 1999
PAGE 12

                           AFFIRMATIVE COVENANTS OF THE COMPANY. The Company
covenants and agrees with the Subscriber as follows:

                           3.1. ACCESS TO RECORDS. The Company shall afford to
each Subscriber and its employees, counsel and other authorized representatives free and full access, upon reasonable advance notice, to all of the books, records and properties of the Company and to all officers and employees of the Company, for any reasonable purpose whatsoever. The Subscribers shall maintain the confidentiality of any confidential and proprietary information so obtained by it; PROVIDED, HOWEVER, that the foregoing shall in no way limit or otherwise restrict the ability of the Subscriber or such authorized representatives to disclose any such information concerning the Company which it may be required to disclose (a) to its partners or limited partners to the extent required to satisfy its fiduciary obligations to such persons (PROVIDED, that such partners or limited partners shall agree to maintain the confidentiality of such information) or (b) otherwise pursuant to or as required by law.

                           3.2 NON-COMPETE AND NON-DISCLOSURE CONFIDENTIALITY
AGREEMENTS. Each person who would be considered a key employee after the Closing Date, as a condition of becoming an employee of the Company, will sign, deliver and become bound by an agreement with the Company relating to non-competition with the Company substantially in the form of EXHIBIT C hereto.

Each person employed or to be employed by the Company who has, is proposed to have or may obtain access to confidential and proprietary information of the Company after the Closing Date, as a condition of gaining such access, will sign, deliver and become bound by an agreement with the Company relating to non-disclosure of proprietary information substantially in the form of EXHIBIT D hereto.

                           3.3. FINANCIAL REPORTS. The Company agrees to furnish
to each Subscriber the following:

                                    (a) MONTHLY STATEMENTS. As soon available
but not later than 30 days after the end of each month, an unaudited financial report of the Company, which report shall be prepared in accordance with United States generally accepted accounting principles consistently applied, and which shall include the following:

                                            (i) a balance sheet of the Company
as of the last day of such monthly accounting period;

                                            (ii) a statement of operations for
such monthly accounting period, itemizing all revenues and expenses, and a statement of cash flows for such monthly accounting period together with (A) a cumulative statement of operations and a statement of cash flows from the first day of the current year to the last day of such monthly accounting period; and
(B) a comparison between the actual figures for such monthly accounting period and the comparable figures for the prior year.

SUBSCRIPTION AGREEMENT                                        TRANSGENOMIC, INC.
MARCH 23, 1999
PAGE 13

                                    (b) ANNUAL AUDIT. As soon as available but
not later than 90 days after the end of each fiscal year of the Company, financial statements of the Company, which shall include a statement of operations, a statement of shareholders equity and a statement of cash flows for such fiscal year and a balance sheet as of the last day thereof, each prepared in accordance with United States generally accepted accounting principles consistently applied, and accompanied by the report of nationally-recognized independent certified public accountants.

                                    (c) MISCELLANEOUS. Promptly upon becoming
available (i) copies of all financial statements, reports, press releases, notices, proxy statements and other documents sent by the Company to its stockholders or released to the public and copies of all regular and periodic reports, if any, filed by the Company with the Securities and Exchange Commission ("SEC") or any securities exchange, (ii) any other material financial or other material information available to management of the Company on a timely basis and (iii) upon request, at any time prior to the completion of a firm commitment underwritten public offering of the Common Stock of the Company under the Securities Act, which results in aggregate net cash proceeds to the Company of not less than $15,000,000 (a "Designated
Offering") copies of minutes of meetings of the Board of Directors of the Company.

                                    (d) SUBSIDIARIES. If for any period the
Company shall have any subsidiary or subsidiaries whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing Sections 3.3(a), 3.3(b) and 3.3(c) shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

                           3.4. BUDGET AND OPERATING FORECAST. With respect to
each fiscal year of the Company beginning after December 31, 1999, the Company shall prepare and submit to the Board of Directors no later than sixty (60) days before the commencement of such fiscal year a budget (the "Budget") for such fiscal year. The Budget shall be accepted as the Budget for such fiscal year when it has been approved by a majority of the Board of Directors of the Company. The Budget shall be reviewed Fby the Company periodically and all changes therein and all material deviations therefrom shall be resubmitted to the Board of Directors of the Company in advance and shall be accepted when approved by, and the Company shall not make any such changes or material deviations to or from the Budget without such prior approval of, a majority of the Board of Directors of the Company.

                           3.5. SYSTEM OF ACCOUNTING. The Company shall maintain
a system of accounting established and administered in accordance with United States generally accepted accounting principles, and will set aside on its books all such proper reserves as shall be required by generally accepted accounting principles.

                           3.6. BOARD OF DIRECTORS; MEETINGS; EXPENSES. In
accordance with the terms of the Investors Rights Agreement, the Board of Directors shall consist of seven Directors and there shall be on the Board of Directors a Director selected by the Subscribers and a right for

SUBSCRIPTION AGREEMENT                                        TRANSGENOMIC, INC.
MARCH 23, 1999
PAGE 14

a certain Subscriber to attend Board meetings and receive materials distributed to members of the Board of Directors in advance of any meeting of the Board of Directors. The Company shall pay all reasonable travel expenses and other out-of-pocket disbursements incurred by the Director selected by the Subscribers and by any Subscriber observing any meeting in connection with attending meetings of the Board of Directors of the Company.

                           3.7. RIGHT OF FIRST REFUSAL. (a) Subject to the
rights granted to G.S. Beckwith Gilbert, and except in the case of Excluded Securities, the Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange (i) any shares of Common Stock, (ii) any other equity security of the Company, (iii) any debt security of the Company which by its terms is convertible into or exchangeable for any equity security of the Company or has any other equity feature, (iv) any security of the Company that is a combination of debt and equity, or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity security or any such debt security of the Company, unless in each case the Company shall have first offered (an "Offer") to sell to each Subscriber its pro rata share (based upon the Voting Power of the holders of the Notes) of such securities, upon terms and conditions in all respects, including without limitation unit price and interest rates, which are no less favorable than to any other person or persons or more favorable to the Company, which Offer by its terms shall remain open and irrevocable for a period of 30 days from the date it is delivered by the Company to the Subscribers.

                           (b) Notice of a Subscriber's intention to accept an
offer, in whole or in part, shall be evidenced by a writing signed by the Subscriber and delivered to the Company prior to the end of the 30-day period of such Offer (the "Notice of Acceptance"), setting forth such portion of the Offered Securities as the Subscriber elects to purchase.

                           (c) In the event that a Notice of Acceptance is not
given by the Subscriber in respect of all the Offered Securities, the Company shall have 90 days from the expiration of the foregoing 30-day period to sell all or any part of such remaining Offered Securities not covered by such Notice of Acceptance, if any, to any other person or persons, but only upon terms and conditions in all respects, including, without limitation, unit price and interest rates, which are no more favorable, in the aggregate, to such other person or persons or less favorable to the Company than those set forth in the Offer. Upon the closing, which shall include full payment to the Company, of the sale to such other person or persons of all the remaining Offered Securities, each Subscriber exercising its preemptive right hereunder shall purchase from the Company, and the Company shall sell to each such Subscriber, the Offered Securities covered by the Notice of Acceptance, if any, delivered to the Company by the Subscribers, at the terms specified in the Offer.

                           (d) In each case, any Offered Securities not
purchased by the Subscriber or other person or persons in accordance with this
Section 3.7 may not be sold or otherwise disposed of until they are again offered to the Subscriber under the procedures specified in this Section 3.7.

SUBSCRIPTION AGREEMENT                                        TRANSGENOMIC, INC.
MARCH 23, 1999
PAGE 15

                           (e) As used herein, "Excluded Securities" shall mean:

                                    (i) the Notes;

                                    (ii) the shares of Common Stock to be issued
upon conversion of the Notes;

                                    (iii) Common Stock issued (A) pursuant to
the Stock Option Plan; or (B) to one or more options, grants or issuances that are approved by a Special Majority of the Board of Directors; all of such plans, options and grants shall be collectively referred to as the "Plans";

                                    (iv) Common Stock issued pursuant to any
warrant or option that was outstanding on the Original Issue Date of the first
Note issued by the Company or pursuant to the Company's Shareholder Agreement as in effect on and as of the Original Issue Date of the first Note issued by the Company;

                                    (v) Common Stock issued to (A) financial
institutions, or other sellers or lessors of property in connection with borrowing or lease financing arrangements of the Company, provided that such issuances or grants are approved by a Special Majority of the Board of Directors or (B) 50,000 shares of Common Stock in connection with the real estate transaction disclosed in SCHEDULE 2.22 hereto;

                                    (vi) an aggregate of up to $8,000,000 of
additional notes, on substantially similar terms and conditions as contained in the Notes, to Galen & Associates and/or others, the proceeds of which will be used by the Company substantially to repurchase Common Stock of the Company; and

                                    (vii) Common Stock issued in a Designated
Offering.

                           3.8. EMPLOYEE STOCK AND OPTION PLANS. The Company
shall not sell stock or issue stock options to employees, other than pursuant to the Company's Stock Option Plan in effect as of the date hereof and the Company's United Kingdom Stock Option Sub Plan currently being approved by the Company and the Revenue Service of the United Kingdom or pursuant to a plan approved by a Special Majority of the Board of Directors.

                           3.9. TERMINATION OF AFFIRMATIVE COVENANTS. The
provisions of this Section 3, and the obligations of the Company to the Subscribers, shall terminate and be of no further force and effect as to any Subscriber upon the earlier to occur of (a) the consummation of the Designated Offering, or (b) the payment in full of such Subscriber's Note, with the exception of Sections 3.1 and 3.3 which shall terminate and be of no further force and effect as to any Subscriber upon the later to occur of (a) the Designated Offering or (b) the payment or conversion, in full, of such Subscriber's Note.

SUBSCRIPTION AGREEMENT                                        TRANSGENOMIC, INC.
MARCH 23, 1999
PAGE 16

                  4. NEGATIVE COVENANTS. Except as set forth on SCHEDULE 4, during such time as any Note remains outstanding, the Company will not take any of the following actions without the prior written consent of the greater of (a) 75% of the Voting Power of the Notes ("Voting Power" of the holders of the Notes shall mean the relative voting power of the Notes on an as-converted basis) or (b) 1% more than the Voting Power held by all of the following combined: Chancellor Private Capital Partners III, L.P., Citiventure 96 Partnership, L.P., Chancellor Private Capital Offshore Partners II, L.P., Chancellor Private Capital Offshore Partners I, C.V., and Drake & Co. for the account of Citiventure III:

                           (a) Pay, set aside for payment or declare any
dividend or other distribution on any share of Common Stock or any shares of any other class or series of stock;

                           (b) Authorize or issue, directly or indirectly, any
securities of the Company with a liquidation preference having a priority to that of the Notes;

                           (c) Engage in any business other than the business of
the Company as described to the Subscribers the private placement memorandum delivered to the Subscribers by the Company in the course of Subscribers' due diligence prior to the Closing, which new business any member of the Board of Directors of the Company expects may result in direct annual operating expenditures of more than forty percent (40%) of the Company's audited operating expenses for the immediately preceding fiscal year (operating expenses shall consist of manufacturing operations, research and development, marketing and sales, and administrative expenses);

                           (d) Apply any of its assets to the redemption,
retirement, purchase or other acquisition directly or indirectly, through subsidiaries or otherwise, of any of its securities including, without limitation, any shares of Common Stock, (i) except from employees of the Company upon termination of employment or pursuant to the Company's rights of first refusal or rights of repurchase, if any, (ii) except for the repurchase of Common Stock of the Company with the proceeds of additional notes an aggregate of up to $8,000,000, on substantially similar terms and conditions as contained in the Notes, to Galen & Associates and/or others, (iii) or except for a Note which is one of the Notes;

                           (e) Engage in any transaction with any affiliate of
the Company (as such term is defined in Rule 405 promulgated under the Securities Act) other than the transactions disclosed in SCHEDULE 2.22 hereto;

                           (f) Amend or repeal any provision of, add any
provision to, or take any corporation action otherwise altering the Company's Certificate of Incorporation or By-laws; or

SUBSCRIPTION AGREEMENT                                        TRANSGENOMIC, INC.
MARCH 23, 1999
PAGE 17

                           (g) Liquidate or dissolve the Company.

                  5. REGISTRATION RIGHTS.

                           If the Company proposes to file a registration
statement under the Securities Act with respect to any offering by the Company of equity securities either for its own account or for the account of any holder of securities of the Company, then the Company shall register all of the Conversion Shares.

                           (a) The Company shall effect the registration of the
Conversion Shares and cause the managing underwriter of any proposed underwritten offering to permit the Conversion Shares to be included in such registration. Subscribers may only participate in the underwritten portion of such registration hereunder if each of them (i) agrees to sell their Conversion Shares on the basis provided in any underwriting arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these registration rights. Among other things, each Subscriber agrees, if its Conversion Shares are included in an underwritten offering, that it will join in any general agreement with the managing underwriter not to effect any public sale or distribution of its Conversion Shares pursuant to such registration for a period of time not to exceed 180 days after the date any such registration statement is declared effective under the Securities Act. The Company agrees to maintain the effectiveness of such registration statement under the Securities Act for up to 36 months after such 180-day period has expired or until all such registered Conversion Shares are sold. The Company shall provide each Subscriber with a copy of any registration statement, each amendment or supplement thereto, and any prospectus contained therein (as amended or supplemented).

                           (b) Notwithstanding anything else set forth in
paragraph (a) of this Section 5, the Company may, at the discretion of a majority of its Board of Directors and without the consent of any requesting Subscriber, withdraw any registration and abandon the proposed offering. In the event that Conversion Shares are excluded from an underwritten offering, the Company will cause such Conversion Shares to be registered for resale in the same registration statement, provided that the requesting Subscriber agree not to consummate any such resale of their Conversion Shares pursuant to such registration statement for a period of 180 days after such registration statement is declared effective under the Securities Act. The Company agrees to maintain the effectiveness of such registration statement under the Securities Act for up to 36 months after such 180-day period has expired or until all such registered Conversion Shares are sold. The Company shall provide each Subscriber with a copy of any registration statement, each amendment or supplement thereto, and any prospectus contained therein (as amended or supplemented).

                  (c) The Company shall pay all Registration Expenses (as hereinafter defined) in connection with the registration of Conversion Shares pursuant to this Section 5, including Registration Expenses incurred in connection with any registration statements that do not become effective. All Selling Expenses (as hereinafter defined) relating to the sale of the

SUBSCRIPTION AGREEMENT                                        TRANSGENOMIC, INC.
MARCH 23, 1999
PAGE 18

Conversion Shares shall be borne by the Subscribers, PRO RATA, based upon the number of shares so registered. "Registration Expenses" shall mean all expenses, except Selling Expenses, incurred by the Company in complying with this Section 5 including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration, and the reasonable fees and expenses of one counsel for all of the Subscribers. "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Subscribers and all fees and disbursements of any counsel for the Subscribers, except for the reasonable fees and expenses of one counsel for all of the Subscribers.

                  Whenever the Company files a registration statement pursuant to this Section 5 that is declared effective and that registers any Conversion Shares for resale, the Company agrees to use its best efforts to register or qualify the Conversion Shares for sale in those states requested by each Subscriber selling the Conversion Shares; provided that, the Company shall not be required to register or qualify the Conversion Shares for sale in any state in which the sale of the Conversion Shares by the person selling the Conversion Shares would be exempt from having to be registered or qualified in such state. The determination of whether or not such an exemption exists shall be made by counsel for the Company and such determination shall be provided in writing to the Subscriber desiring the sell Conversion Shares in a state.

                           6. INDEMNIFICATION; CONTRIBUTION.

                           6.1 INDEMNIFICATION OF SUBSCRIBERS. The Company
agrees to indemnify, hold harmless, reimburse and defend Subscriber against any claim, costs, expense, liability, obligation, loss or damage (including legal fees) of any nature, incurred by or imposed upon Subscriber which results, arises out of or is based upon (a) any misrepresentation by Company or breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto; or (b) any breach or default in performance by Company of any covenant or undertaking to be performed by Company hereunder.

                           6.2 INDEMNIFICATION OF THE COMPANY. Each Subscriber,
as and for itself, agrees to indemnify, hold harmless, reimburse and defend the Company against any claim, costs, expense, liability, obligation, loss or damage (including legal fees) of any nature, incurred by or imposed upon the Company which results, arises out of or is based upon any breach by Subscriber of any representation set forth in this Agreement or in any Exhibits or Schedules attached hereto. The amount for which any Subscriber shall be liable to the Company pursuant to the indemnification provided for in this Section 6.2 shall be limited to its investment in the Company.

                           6.3. CONTRIBUTION. If the indemnification provided
for in Section 6.1 or Section 6.2 hereof is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss,

SUBSCRIPTION AGREEMENT                                        TRANSGENOMIC, INC.
MARCH 23, 1999
PAGE 19

claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, the liability of each Subscriber hereunder shall be limited to its investment in the Company.

                           6.4 INDEMNIFICATION PROCEDURE. In the event that any
legal proceedings shall be instituted or that any claim or demand shall be asserted by any third party in respect of which payment may be sought by a party under the provisions of this Section 6 (referred to in this Section 6 as the "Indemnitee"), the Indemnitee shall promptly cause written notice of the assertion of any claim of which it has knowledge which is covered by this indemnity to be forwarded to the party from which indemnification under this
Section 6 will be sought (referred to in this Section 6 as the "Indemnitor"). Indemnitor shall have the right, at its option and at its own expense, to be represented by counsel of its choice who must be reasonably satisfactory to Indemnitee, and to defend against, negotiate, settle or otherwise deal with any proceeding, claim or demand which relates to any loss, liability, damage or deficiency resulting from a third-party claim or demand indemnified against hereunder; provided, however, that no settlement shall be made without the prior written consent of Indemnitee, which consent shall not be unreasonably withheld or delayed; and, provided further, that Indemnitee may participate in any such proceeding with counsel of its choice and at its own expense. To the extent Indemnitor elects not to defend such proceeding, claim or demand and Indemnitee defends against, settles or otherwise deals with any such proceeding, claim or demand, which settlement may be made without the consent of Indemnitor, Indemnitee will act reasonably and in accordance with its good faith business judgment and such settlement shall be covered by the indemnification provisions of this Section 6. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand.

                  7. CONDITIONS PRECEDENT TO CLOSING. The obligation of the Subscriber to purchase and pay for the Note at the Closing is subject to the following conditions precedent:

                           7.1 INVESTORS RIGHTS AGREEMENT. An Investors Rights
Agreement (the "Investors Rights Agreement") among the Company, the Subscribers and certain of the shareholders of the Company, in the form of EXHIBIT E hereto, shall have been duly executed and delivered by the Company, the Subscribers and such shareholders. In addition, the Company and such parties shall have complied with all of the terms and conditions of the Intercreditor Agreement, including, among other things, the placement of the legends required to be placed on securities owned by such parties.

SUBSCRIPTION AGREEMENT                                        TRANSGENOMIC, INC.
MARCH 23, 1999
PAGE 20

                           7.2 WAIVER OF G.S. BECKWITH GILBERT. A written waiver
by Mr. G.S. Beckwith Gilbert of any preemptive rights he may have with respect to the transactions contemplated hereunder in form and substance satisfactory to the Subscribers shall have been received by the Company.

                           7.3 OPINION OF COUNSEL. The Subscriber shall have
received from Kutak Rock, special counsel for the Company, its opinion addressed to the Subscriber dated as of the Closing Date substantially in the form of EXHIBIT F hereto.

                           7.4 CORPORATE ACTION. All corporate and other
proceedings to be taken and all waivers and consents approvals, qualifications and/or registrations required to be obtained or effected in connection with the issuance, sale, execution, delivery and performance of the Documents and the transactions contemplated thereby, including, but not limited to, the issuance, sale and delivery of the Note, shall have been taken, obtained or effected (except for the filing of any notice subsequent to such Closing which may be required under applicable state securities laws which, if required, shall be filed on a timely basis as may be so required), and all documents incident thereto shall be satisfactory in form and substance to the Subscriber. The Subscriber shall have received all such originals or certified or other copies of such documents as have been reasonably requested.

                           7.5 NON-COMPETE AND NON-DISCLOSURE CONFIDENTIALITY
AGREEMENTS. Each employee of the Company designated in SCHEDULE 7.6 (a "Key Employee") shall have signed and delivered to the Company, and be bound by, an agreement with the Company relating to non- competition with the Company substantially in the form of EXHIBIT C hereto. Each employee of the Company who has or is proposed to have access to confidential and proprietary information of the Company shall have signed and delivered and be bound by, an agreement with the Company relating to non-disclosure of proprietary information substantially in the form of EXHIBIT D hereto.

                           7.6 INSURANCE. The Company shall have in effect
insurance as set forth on SCHEDULE 2.21 hereto, as well as key man insurance for Collin D'Silva.

                  8. MISCELLANEOUS.

                           8.1 NOTICES. All notices or other communications
given or made hereunder shall be in writing and shall be deemed delivered the day telecopied (with copy mailed by certified or registered mail, or overnight courier) to the party to receive the same at its address set forth below or to such other address as either party shall hereafter give to the other by notice duly made under this Section 9.1: (i) if to the Company, to it at its address and telecopy number for notices on the signature page hereof; and (ii) if to the Subscriber, to the name, address and telecopy number for notices on EXHIBIT A hereto. All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, provided such date is a business day; otherwise on the next business day following such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (c) in the case of mailing, on the third business day after the posting thereof.

SUBSCRIPTION AGREEMENT                                        TRANSGENOMIC, INC.
MARCH 23, 1999
PAGE 21

                           8.2 FEES AND EXPENSES. The Company shall pay to Pavia
& Harcourt, special counsel to the Subscribers, its fees and disbursements for services rendered to the Subscribers in preparing this Agreement and the other documents required for the closing of the purchase of the Notes solely from the proceeds of the Notes.

                           8.3 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement
(together with all Exhibits and Schedules hereto) and the Note represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. No right or obligation of either party shall be assigned by that party without prior notice to and the written consent of the other party.

                           8.4 EXECUTION. This Agreement may be executed in
counterparts by facsimile transmission, followed by delivery of an executed original copy.

                           8.5. CHOICE OF LAW. It is the intention of the
parties that the laws of New York shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

                           8.6. SUBMISSION TO JURISDICTION; CONSENT TO SERVICE
OF PROCESS. The Company hereby submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in The City of New York for purposes of all legal proceedings which may arise hereunder. The Company irrevocably waives to the fullest extent permitted by law, any objection which it may have or hereafter have to the laying of the venue of any such proceeding brought in such a court, any claim that any such proceeding brought in such a court has been brought in an inconvenient forum and trial by jury. The Company hereby consents to process being served in any such proceeding by the mailing of a copy thereof by registered or certified mail, postage prepaid, to its address specified in the signature page hereof or in any other manner permitted by law.

SUBSCRIPTION AGREEMENT                                        TRANSGENOMIC, INC.
MARCH 23, 1999
PAGE 22

                  Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                             Very truly yours,

                                             TRANSGENOMIC, INC.

                                             By: /s/ Collin J. D'Silva
                                                 ----------------------------
                                             Dated: March 25, 1999
                                                          --
                                             ADDRESS FOR NOTICES:

                                             5600 South 42nd Street
                                             Omaha, Nebraska 68107
                                             Telecopy:   (402) 733-1264

SUBSCRIBERS:

CHANCELLOR PRIVATE CAPITAL PARTNERS III, L.P.

By:  CPCP Associates, L.P., its General Partner

         By:  INVESCO Private Capital Inc., its General Partner

         By: [illegible]
            ------------------------------------
         Its:
             ------------------------------------
         Title:
               ------------------------------------

CITIVENTURE 96 PARTNERSHIP, L.P.

By:  INVESCO Private Capital Inc., as Investment Adviser

         By: [illegible]
            ------------------------------------
         Its:
             ------------------------------------
         Title:
               ------------------------------------

SUBSCRIPTION AGREEMENT                                        TRANSGENOMIC, INC.
MARCH 23, 1999
PAGE 23

CHANCELLOR PRIVATE CAPITAL OFFSHORE PARTNERS II, L.P.

By:  CPCP Associates, L.P., its General Partner

                  By: INVESCO Private Capital Inc., its General Partner

                  By: [illegible]
                      ------------------------------------------
                  Its:
                      ------------------------------------------
                  Title:
                        ------------------------------------------

CHANCELLOR PRIVATE CAPITAL OFFSHORE PARTNERS I, C.V.

By:  Chancellor KME IV Partner, L.P., its General Partner

                  By:  INVESCO Private Capital Inc., its General Partner

                  By: [illegible]
                      ------------------------------------------
                  Its:
                      ------------------------------------------
                  Title:
                       ------------------------------------------

DRAKE & CO. FOR THE ACCOUNT OF CITIVENTURE III

                  By: John A. Gianni
                      ------------------------------------------
                  Its: /s/ John A. Gianni
                      ------------------------------------------
                  Title: Partner, Drake & Co
                        ------------------------------------------

BERKELEY INVESTMENTS LIMITED

                  By: [illegible]
                      ------------------------------------------
                  Its:
                      ------------------------------------------
                  Title: Director
                        ------------------------------------------

DAYSTAR REALTY LIMITED

                  By: /s/ Ishwar C. Sani
                      ------------------------------------------
                  Its: Ishwar C. Sani
                      ------------------------------------------
                  Title: Director
                        ------------------------------------------

SUBSCRIPTION AGREEMENT                                        TRANSGENOMIC, INC.
MARCH 23, 1999
PAGE 24

HAMBRECHT & QUIST CALIFORNIA

                  By: /s/ Robert N. Savoie
                      ------------------------------------------
                  Its: Tax Director, Attorney-in-Fact
                      ------------------------------------------

HAMBRECHT & QUIST EMPLOYEE VENTURE
FUND, L.P. II

By:   H&Q Venture Management, L.L.C., its General Partner

                  By: /s/ Robert N. Savoie
                      ------------------------------------------
                  Its: Tax Director, Attorney-in-Fact
                      ------------------------------------------

CASDIN LIFE SCIENCES PARTNERS, L.P.

By:    Casdin Capital Partners, LLC, its General Partner

                  By: /s/ Jeffrey W. Casdin
                      ------------------------------------------
                  Its: CEO
                      ------------------------------------------
CLSP/SBS I, L.P.

By:     Casdin Capital Partners, LLC, its General Partner

                  By: /s/ Jeffrey W. Casdin
                      ------------------------------------------
                  Its: CEO
                      ------------------------------------------
CLSP/SBS II, L.P.

By:     Casdin Capital Partners LLC, its General Partner

                  By: /s/ Jeffrey W. Casdin
                      ------------------------------------------
                  Its: CEO
                      ------------------------------------------

/s/ Rob Olan
------------------------------------------
ROB OLAN

/s/ Steve Elms
------------------------------------------
STEVE ELMS

SUBSCRIPTION AGREEMENT                                        TRANSGENOMIC, INC.
MARCH 23, 1999
PAGE 25

/s/ Vivek Jain
------------------------------------------
VIVEK JAIN

/s/ Dennis Purcell
------------------------------------------
DENNIS PURCELL

/s/ John Rumsey
------------------------------------------
JOHN RUMSEY

/s/ George Montgomery
------------------------------------------
GEORGE MONTGOMERY

SUBSCRIPTION AGREEMENT                                        TRANSGENOMIC, INC.
MARCH 23, 1999
PAGE 26

                           EXHIBITS

      Exhibit A.................................Subscribers
      Exhibit B.................................Form of Note
      Exhibit C.................................Non-Compete Agreement
      Exhibit D.................................Non-Disclosure Agreement
      Exhibit E.................................Investors Rights Agreement
      Exhibit F.................................Form of Opinion

                                    EXHIBIT A

Investor Name and Address                                             Investment
--------------------------------------------------------------------------------

Chancellor Private Capital Partners III, L.P.        $   1,137,000.00
c/o INVESCO Private Capital, Inc.
1166 Avenue of the Americas
New York, New York 10036
Attention: Mark Radovanovich
Facsimile No.: (212) 278-9868

Citiventure 96 Partnership, L.P.                     $   4,881,000.00
c/o INVESCO Private Capital, Inc.
1166 Avenue of the Americas
New York, New York 10036
Attention: Mark Radovanovich
Facsimile No.: (212) 278-9868

Chancellor Private Capital Offshore                  $   1,872,000.00
Partners II, L.P.
c/o INVESCO Private Capital, Inc.
1166 Avenue of the Americas
New York, New York 10036
Attention: Mark Radovanovich
Facsimile No.: (212) 278-9868

Chancellor Private Capital Offshore                  $     175,000.00
Partners I, C.V
c/o INVESCO Private Capital, Inc.
1166 Avenue of the Americas
New York, New York 10036
Attention: Mark Radovanovich
Facsimile No.: (212) 278-9868

Drake & Co. for the account                          $   1,935,000.00
of Citiventure III
c/o INVESCO Private Capital, Inc.
1166 Avenue of the Americas
New York, New York 10036
Attention: Mark Radovanovich
Facsimile No.: (212) 278-9868

Investor Name and Address                                             Investment
--------------------------------------------------------------------------------

Berkeley Investments Limited               $   550,000.00
1180 Avenue of the Americas
Suite 1920
New York, New York 10036
Mr. Kishore Mirchandani
Facsimile No.: (212) 768-9414

Daystar Realty Limited                     $   250,000.00
34-09 Queens Boulevard
Third Floor
Long Island City, New York 11101
Attention: Mr. Suresh Sani
Facsimile No.: (718) 482-1380

Hambrecht & Quist California               $   120,000.00
1 Bush Street
San Francisco, California 94104
Attention: Lisa Chen
Facsimile No.: (415) 439-3807

Hambrecht & Quist Employee                 $   120,000.00
    Venture Fund, L.P. II
c/o  Hambrecht & Quist California
1 Bush Street
San Francisco, California 94104
Attention: Lisa Chen
Facsimile No.: (415) 439-3807

Casdin Life Sciences Partners. L.P.        $   590,000.00
c/o Casdin Capital Partners, LLC
230 Park Avenue
20th Floor
New York, New York 10169
Attention: Jeffrey W. Casdin
Facsimile No: (212) 207-1542

CLSP/SBS I, L.P.                           $   220,000.00
c/o Casdin Capital Partners, LLC
230 Park Avenue
20th Floor
New York, New York 10169
Attention: Jeffrey W. Casdin
Facsimile No: (212) 207-1542

Investor Name and Address                                             Investment
--------------------------------------------------------------------------------

CLSP/SBS II, L.P.                          $   90,000.00
c/o Casdin Capital Partners, LLC
230 Park Avenue
20th Floor
New York, New York 10169
Attention: Jeffrey W. Casdin
Facsimile No: (212) 207-1542

Steve Elms                                 $   10,000.00
c/o Hambrecht & Quist
230 Park Avenue
New York, New York 10169
Facsimile No.: (212) 207-1519

John Rumsey                                $   10,000.00
c/o  Hambrecht & Quist California
1 Bush Street
San Francisco, California 94104
Facsimile No.: (415) 439-3807

Rob Olan                                   $   10,000.00
c/o Hambrecht & Quist
230 Park Avenue
New York, New York 10169
Facsimile No.: (212) 207-1519

Vivek Jain                                 $   10,000.00
c/o Hambrecht & Quist
230 Park Avenue
New York, New York 10169
Facsimile No.: (212) 207-1519

Dennis Purcell                             $   10,000.00
 c/o Hambrecht & Quist
230 Park Avenue
New York, New York 10169
Facsimile No.: (212) 207-1519

George Montgomery                          $   10,000.00
c/o  Hambrecht & Quist California
1 Bush Street
San Francisco, California 94104
Facsimile No.: (415) 439-3807

EXECUTION (i)

CN - 000___                                                           EXHIBIT B
                               TRANSGENOMIC, INC.

                                CONVERTIBLE NOTE
                                ----------------

         THIS NOTE AND THE COMMON STOCK INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED OR SOLD UNLESS THEY ARE REGISTERED UNDER THE SECURITIES ACT AND UNDER THE LAWS OF THE STATES WHERE EACH SALE IS MADE, OR AN EXEMPTION FROM REGISTRATION REQUIREMENTS IS AVAILABLE IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY.

                  FOR VALUE RECEIVED, TRANSGENOMIC, INC., a Delaware corporation (hereinafter called "Borrower"), hereby promises to pay to [INVESTOR, NAME AND ADDRESS], Fax: (___) ___-____ (the "Holder") or order, without demand, the sum of ______________ Dollars ($___________), with interest accruing at the compounded annual rate of 6.0%, on March 25, 2002 (the "Maturity Date"). This
Note is one of a series of Notes issued pursuant to a subscription agreement by and between the Borrower and the Holder dated the date hereof (the "Subscription Agreement") the terms and conditions of which are hereby incorporated herein by this reference. Any capitalized term used herein and not otherwise defined herein shall have the meaning assigned to such term in the Subscription Agreement.

                  The following terms shall apply to this Note:

                                    ARTICLE I

                     INTEREST AND DEFAULT RELATED PROVISIONS

                  1.1. DEFAULT INTEREST. From and after an Event of Default occurring prior to the date of the completion of a firm commitment underwritten public offering of the Common Stock of the Company under the Securities Act, which results in aggregate net cash proceeds to the Company of not less than $15,000,000 (a "Designated Offering"), a default interest rate of 8.0% per annum shall apply to the amounts owed hereunder.

                  1.2. CONVERSION PRIVILEGES. The Conversion Privileges set forth in Article II shall remain in full force and effect until all principal and interest due and payable under this Note is paid in full.

                  1.3.     INTEREST PAYMENTS; MATURITY PREMIUM.

                           (a) Borrower shall pay interest on the outstanding
principal amount of the Note upon conversion as set forth in Section 1.3(b) hereof or upon repayment of this Note at or after the Maturity Date.

                           (b) Upon the completion of a Designated Offering, all
accrued and unpaid interest hereunder shall be added to the principal outstanding hereunder and shall be converted into shares of Common Stock pursuant to Article II hereof and with respect to all interest to accrue for the remaining term of this Note, the interest rate hereunder shall be reduced by forty percent (40%) (ex., the initial interest rate of 6.0% shall be reduced to 3.6%) and all interest to become due for the remainder of the term through the Maturity Date shall be paid in shares of Common Stock of the Company at the Conversion Price.

                           (c) Upon repayment at or after the Maturity Date
(other than a conversion), a premium (the "Maturity Premium") equal to ten percent (10%) of the outstanding principal amount shall also be due and payable.

                                   ARTICLE II

                                CONVERSION RIGHTS

                  The Holder shall have the right to convert the principal amount due under this Note into Shares of the Borrower's Common Stock as set forth below.

                  2.1.     CONVERSION AFTER DESIGNATED OFFERING

                           (a) At any time at or after the consummation of a
Designated Offering and prior to the payment in full of all principal of the Note, the Holder shall have the right to convert any outstanding and unpaid principal of this Note into fully paid and nonassessable shares of Common Stock of Borrower as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such stock shall hereafter be changed or reclassified (the "Common Stock") at the conversion price as defined in Section 2.1(b) hereof (the "Conversion Price"), determined as provided herein.

                           (b) Subject to adjustment as provided in Section 2.3
hereof, (i) if a Designated Offering is completed on or before September 25, 2000, the Conversion Price shall be the lesser of (A)$5.00 per share and (B) fifty percent (50%) of the per share offering price to the public in the Designated Offering; (ii) if a Designated Offering is completed between September 25, 2000 and the Maturity Date, the Conversion Price shall be the lesser of (A) $5.00 per share and (B) between thirty-five percent (35%) and fifty percent (50%) of the per share offering price to the public in the Designated Offering, calculated on a declining straight-line basis, through the day on which the Designated Offering is completed during such period, calculated on a 30 day per month basis (by way of example, in the event a Designated Offering is completed on the day that is 150 days after September 25, 2000, the percentage shall be 45.83% [50% - (15/540 x 150)]); and (iii) if a Designated Offering is not completed on or before the Maturity Date, the Conversion Price shall be $5.00 per share; PROVIDED, HOWEVER, in the event that upon completion of a Designated Offering after the Maturity Date, thirty-five percent (35%) of the per share offering price to the public in the Designated Public Offering is less than $5.00 per share, the Company shall issue to the former Holders of Notes who converted to Shares at $5.00 per share, such additional shares of Common Stock so as to reduce the Conversion Price to such lesser amount.

                  2.2      CONVERSION PRIOR TO DESIGNATED OFFERING.

                           () If, prior to the consummation of a Designated
Offering, and prior to the payment in full of all principal of, and accrued interest on, this Note, any of the following events occurs (each a "Trigger Event"): (i) a merger or consolidation of the Borrower with or into another corporation or entity such that the Borrower is not the surviving entity thereof (a "Merger Event"), (ii) the conveyance of all or substantially all of the assets of the Borrower to an unaffiliated entity (a "Sale Event"), (iii) a "Change of Control" (as defined below) or (iv) the dissolution of the Borrower or other event causing the final liquidation of its assets or winding up of its business affairs of the Company (a "Liquidation Event"), notice of which shall be delivered to the Holder, the Holder of this Note shall have the right to elect to (I) receive payment in full of all principal of this Note and interest earned thereon through the date of payment or (II) convert all outstanding and unpaid principal of this Note, and all accrued but unpaid interest on this Note, into a number of fully paid and nonassessable shares of Common Stock equal to the greater of:

                                    (r) the number of shares derived by dividing
                  the outstanding and unpaid principal of this note and all accrued but unpaid interest on this Note by $5.00; or

                                    (s) the number of shares having an aggregate
                  value (as determined below) equal to (A) 200% of the outstanding and unpaid principal amount of this Note plus (B) all accrued but unpaid interest on this Note.

For purposes of clause (s) above:

                                    (x) the per share value of Common Stock to
                  be issued to the Holder in a Merger Event shall equal the per share amount of cash and the value of securities to be received by holders of Common Stock as a result of such Merger Event;

                                    (y) the per share value of Common Stock to
                  be issued to the Holder in a Sale Event or a Liquidation Event shall equal the per share amount of cash that would be distributed to the holders of Common Stock as a result thereof assuming an immediate distribution of such cash after such Sale Event or Liquidation Event; and

                                    (z) the per share value of the Common Stock
                  to be issued to the Holder in a Change of Control shall equal the per share price paid for shares of Common Stock in the last transaction that results in the occurrence of a Change of Control.

                           () The Holder shall have a period of no less than 30
days after Borrower delivers notice to any proposed Trigger Event in which to make an election to convert this Note pursuant to this Section 2.2.

                           (c) In the case of a Merger Event, the shares to be
delivered upon conversion of this Note shall be shares of stock or other securities of the successor to the Borrower that the Holder would have been entitled to receive as a result of such Merger Event had the Holder converted this Note to Common Stock of the Borrower immediately prior to such Merger Event.

                           (d) For purposes of this Section 2.2, a "Change in
Control" shall occur at any time when the shareholders of the Borrower on the Original Issue Date no longer beneficially own a majority of the issued and outstanding voting securities of the Borrower.

                           (e) In addition to the other rights of a Holder prior
to a Designated Offering, in the event Collin D'Silva seeks to sell any Common Shares owned by him, and Holder desires to exercise its rights under the Co-Sale provision of Section 2 of the Investors Rights Agreement, dated as of the date hereof among the Holders of the Notes, Collin D'Silva and the Company (the "Investors Rights Agreement"). Holder may convert that portion of this Note at a Conversion Price of $5.00 per share to obtain the number of Shares necessary for the Holder to exercise its rights thereunder.

                  2.3.     ADJUSTMENTS TO CONVERSION PRICE FOR DILUTING ISSUES:

                           (a) SPECIAL DEFINITIONS. The following definitions
shall apply:

                                    (i) "OPTION" shall mean options, warrants or
other rights to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                                    (ii) "ORIGINAL ISSUE DATE" shall mean, with
respect to any Note, the first date on which the first Note shall have been issued.

                                    (iii) "CONVERTIBLE SECURITIES" shall mean
any evidences of indebtedness, shares (other than Common Stock) of capital stock or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                                    (iv) "ADDITIONAL SHARES OF COMMON STOCK"
shall mean any or all shares of Common Stock issued (or, pursuant to Section 2.3(c), deemed to be issued) by the Company after the Original Issue Date, other than shares of Common Stock issued or issuable:

                                            (1) upon conversion of shares of any
Note in accordance with this Article II;

                                            (2) to employees, officers or
directors of, or consultants to, the Company pursuant to (i) employee stock purchase plans, stock option plans or the like that provide for the issuance of such number of shares of Common Stock as are specified in such plan or plans at such price per share as is specified therein, provided that each such plan existed as of the Original Issue Date or has been approved by a majority of the Board of Directors, including the director designated by the Holders of the Notes (a "Special Majority"); or (ii) one or more options, grants or issuances that are approved by a Special Majority of the Board of Directors; all of such plans, options and grants shall be collectively referred to as the "Plans";

                                            (3) pursuant to any warrant or
option that was outstanding on the Original Issue Date of the first Note to be issued; or

                                            (4) to financial institutions or
other sellers or lessors of property in connection with borrowing or lease financing arrangements of the Company, provided that such issuances or grants are approved by a Special Majority of the Board of Directors.

                           (b) NO ADJUSTMENT OF CONVERSION PRICE, Subject to the
provisions of Section 2.3(c)(ii) and Section 2.3(f) below, no adjustment in the number of shares of Common Stock into which the Note is convertible shall be made, by adjustment in the Applicable Conversion Price of the Note in respect of the issuance of Additional Shares of Common Stock or otherwise, (i) unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the Applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Share of Common Stock or (ii) if the holders of a majority of the Voting Power of the Notes waive any such adjustment.

                           (c) ISSUE OF SECURITIES DEEMED ISSUE OF ADDITIONAL
SHARES OF COMMON STOCK.

                                    (i) OPTIONS AND CONVERTIBLE SECURITIES. In
the event the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 2.3(e) hereof) of such Additional Shares of Common Stock would be less than the Applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                            (1) no further adjustment in the
Applicable Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                            (2) if such Options or Convertible
Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                                            (3) upon the expiration of any such
Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall upon such expiration, be recomputed as if:

                                                      (A) in the case of
Convertible Securities or Options for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

                                                      (B) in the case of Options
for Convertible Securities only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (determined pursuant to Section 2.3(e) hereof) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                                            (4) no readjustment pursuant to
clause (2) or (3) above shall have the effect of increasing the Applicable Conversion Price to an amount which exceeds the lower of: (i) the Applicable Conversion Price on the original date on which an adjustment was made pursuant to this Section 2.3(c)(i), or (ii) the Applicable Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between such original adjustment date and the date on which a readjustment is made pursuant to clause (2) or (3) above;

                                            (5) in the case of any Options which
expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Applicable Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (3) above; and

                                            (6) if such record date shall have
been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Applicable Conversion Price that became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Applicable Conversion Price shall be adjusted pursuant to this Section 2.3(c) as of the actual date of their issuance.

                                    (ii) STOCK DIVIDENDS, STOCK DISTRIBUTIONS
AND SUBDIVISIONS. In the event the Company at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

                                            (1) in the case of any such dividend
or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

                                            (2) in the case of any such
subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

                                            If such record date shall have been
fixed and such dividend shall not have been paid on the date fixed for the payment thereof, the adjustment previously made in the Applicable Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Applicable Conversion Price shall be adjusted pursuant to this Section 2.3(c) as of the time of actual payment of such dividend.

                           (d) ADJUSTMENT OF APPLICABLE CONVERSION PRICE OF
NOTES UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the Company shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 2.3(c)(i), but excluding Additional Shares of Common Stock deemed to be issued pursuant to
Section 2.3(c)(ii), which event is dealt with in Section 2.2 hereof) without consideration or for a consideration per share less than the Applicable Conversion Price for this Note in effect on the date of and immediately prior to such issue, then and in such event, such Applicable Conversion Price for this Note shall be reduced concurrently with such issue, to a price (calculated to the nearest cent) equal to the consideration per share for which such Additional Shares of Common Stock are so issued.

                           (e) DETERMINATION OF CONSIDERATION. For purposes of
this Section 2.3, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                    (i) CASH AND PROPERTY: Such consideration
shall:

                                            (1) insofar as it consists of cash,
be the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends;

                                            (2) insofar as it consists of
property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                            (3) in the event Additional Shares
of Common Stock are issued together with other shares of securities or other assets of the Company for a single undivided consideration, be the proportion of such consideration so received allocable to such Additional Shares of Common Stock, computed as provided in clauses (1) and (2) above, as determined in good faith by a Special Majority of the Board of Directors.

                                    (ii) OPTIONS AND CONVERTIBLE SECURITIES. The
consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 2.3(c)(i) shall be determined by dividing

                                            (x) the total amount, if any,
received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                            (y) the maximum number of shares of
Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                           (f) ADJUSTMENT FOR STOCK DIVIDENDS, STOCK
DISTRIBUTIONS, SUBDIVISIONS, COMBINATIONS OR CONSOLIDATIONS OF COMMON STOCK.

                                    (i) STOCK DIVIDENDS, STOCK DISTRIBUTIONS OR
SUBDIVISIONS. In the event the Company shall issue Additional Shares of Common Stock pursuant to Section 2.3(c)(ii) in a stock dividend, other stock distribution or subdivision, the Applicable Conversion Price in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased to adjust equitably for such dividend, distribution or subdivision.

                                    (ii) COMBINATIONS OR CONSOLIDATIONS. In the
event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Applicable Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased to adjust equitably for such combination or consolidation.

                           (g) CERTIFICATE AS TO ADJUSTMENTS. Upon the
occurrence of each adjustment or readjustment of the Applicable Conversion Price pursuant to this Section 2.3, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish or cause to be furnished to such Holder a like certificate setting forth (i) all such adjustments and readjustments theretofore made, (ii) the Applicable Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at such time would be received upon the conversion of this Note.

                  2.4. MANDATORY CONVERSION. At any time after a Designated Offering, the outstanding principal of this Note shall be converted to Common Stock at the Company's election in the event the sum of (a) the average closing bid price for the Common Stock over twenty (20) consecutive trading days, plus
(b) all accrued interest on this Note (when converted to an amount per share using the Conversion Price then in effect), equals or exceeds $13.72 per share.

                  2.5.     METHOD OF CONVERSION.

                           (a) FULL CONVERSION. Except as otherwise provided in
Section (b) below, this Note may be converted by the Holder in whole, but not in part, by the surrender of this Note at the principal office of the Borrower, accompanied by a written request from the Holder for conversion of the Note as provided in Section 2.1 or 2.2 hereof at the then Applicable Conversion Price. Upon the surrender of this Note, accompanied by the Holder's written request for conversion, Borrower shall issue and deliver to the Holder that number of shares of Common Stock for the Note converted. The number of shares of Common Stock to be issued upon conversion of this Note shall be determined by dividing the principal of the Note to be converted by the Conversion Price.

                           (b) CONVERSION PURSUANT TO SECTION 2.2(e). In
connection with the exercise of any Holder of its rights under the Co-Sale provision set forth in Section 2 of the Investors Rights Agreement, this Note may be converted by the Holder in whole or in part, pursuant to Section 2.2(e) hereof, by the surrender of this Note at the principal office of the Borrower, accompanied by a written request from the Holder for conversion of such part of the Note to acquire the number of Shares to be sold by a Holder pursuant to the exercise of such Co-Sale rights. Upon such partial exercise hereof, a new Note containing the same date and provisions of this Note shall be issued by the Borrower to the Holder for the principal balance of this Note which shall not have been converted.

                  2.6. NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the

Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Notes against impairment. Without limiting the generality of the foregoing, before taking any action which would result in any adjustment to the Applicable Conversion Price then in effect below the par value of the Common Stock, the Company will take or cause to be taken any and all necessary corporate or other action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock upon receipt of such Applicable Conversion Price as so adjusted. The taking of such corporate or other action shall be a condition precedent to the Company's taking the action which would result in such adjustment.

                  2.7. COMMON STOCK RESERVED. The Company shall reserve and at all times keep available out of its authorized but unissued Common Stock, free from preemptive or other preferential rights, restrictions, reservations, dedications, allocations, options, other warrants and other rights under any stock option, conversion option or similar agreement, such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Notes.

                                   ARTICLE III

                              REPAYMENT AT MATURITY

                  3.1. PAYMENT. In the event the Holder has not converted to Common Shares prior to the Maturity Date, Borrower shall pay in United States currency to the Holder the outstanding principal amount hereof, all accrued and unpaid interest hereon, the Maturity Date Premium and any and all other amounts due and payable hereunder in immediately available federal funds on the Maturity Date.

                  3.2. NOTICE OF INTENTION. Not more than 150 days prior to the Maturity Date nor less than 120 days prior to the Maturity Date, Borrower shall deliver to Holder, a Request for Notice of Intention substantially in the form of EXHIBIT I hereto. In the event Holder does not deliver a reply to Borrower at least 90 days prior to the Maturity Date, Borrower may by written notice to the Holder at least 30 days prior to the maturity elect not to pay Holder all amounts due hereunder as required in Section 3.1 hereof on the Maturity Date; whereupon the Maturity Date and Borrower's obligation to make payment hereunder shall be extended for a period ending on the 120th day after a demand for payment is delivered by the Holder to the Borrower during which extension period all of the terms and conditions, covenants and other obligations of the Borrower hereunder and under the Documents shall remain in full force and effect.

                                   ARTICLE IV

                                EVENTS OF DEFAULT

                  The occurrence of any of the following events of default (each a "Event of Default") shall, at the option of the Holder hereof on written notice to the Borrower, make all sums of principal and interest then remaining unpaid hereon, and all other amounts payable hereunder immediately due and payable, all without demand, presentment or notice, or grace period, all of which hereby are expressly waived; PROVIDED, HOWEVER, that in the case of an event described in Section 4.5 hereof the obligations of the Company under this Note shall immediately become due and payable without any election or action on the part of the Holder:

                  4.1. FAILURE TO PAY PRINCIPAL OR INTEREST. The Borrower fails to pay any principal of or interest on the Note or any other fee when due and payable;

                  4.2. BREACH OF COVENANT. The Borrower breaches any covenant or other term or condition of this Note and/or the Documents and such breach continues unremedied for a period of ten (10) days from the date of delivery of a notice from a Holder of a Note;

                  4.3. BREACH OF REPRESENTATIONS AND WARRANTIES. Any representation or warranty of the Borrower made herein, in the Documents, or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or therewith shall be false or misleading in any material respect;

                  4.4. OTHER INDEBTEDNESS. The Borrower shall (a) fail to pay (within the applicable cure period, if any) any indebtedness for borrowed money (other than the Notes) of the Borrower or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise); or (b) fail to perform or observe any term, covenant, or condition on its part to be performed or observed (within the applicable cure period, if any) under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or permit the acceleration of after the giving of notice or passage of time, or both, the maturity of such indebtedness, whether or not such failure to perform or observe shall be waived by the holder of such indebtedness, or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

                  4.5. INABILITY TO PAY DEBTS. The Borrower (a) shall generally not pay, or shall be unable to pay, or shall admit in writing its inability to pay its debts as such debts become due; or (b) shall make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or (c) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) shall have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made and which remains undismissed for a period of 30 days or more; or (e) shall take any corporate action indicating its consent to, approval of, or acquiescence in any such petition, application, proceeding, or order for relief or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (f) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of 30 days or more; or

                  4.6 FAILURE TO REGISTER SHARES. The Borrower shall fail to register the Shares into which the Notes may be converted at the time of any public offering of the Common Stock of the Borrower (including but not limited to a Designated Offering) pursuant to the terms of the Subscription Agreement.

                                    ARTICLE V

                                  MISCELLANEOUS

                  5.1. FAILURE OR INDULGENCY NOT WAIVER. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                  5.2. NOTICES. Any notice, request, consent, or other communication herein required or permitted to be given shall be in writing and may be personally served and shall be deemed to be delivered upon receipt or sent by United States mail and shall be deemed to have been given three (3) days after being deposited in the United States mail, certified, registered, with postage pre-paid and properly addressed or on receipt, or sent by fax transmission (with the original sent by certified or registered mail or by overnight courier) and shall be deemed to have been delivered on the day telecopied. For the purposes hereof, the address and fax number of the Holder is as set forth on the first page hereof the address and fax number of the Borrower is as set forth on the signature page hereof. Both Holder and Borrower may change the address and fax number for service by service of written or fax notice to the other as herein provided. Notice of Conversion shall be deemed given when made pursuant to the Subscription Agreement. All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, provided such day is a business day; otherwise on the next business day following such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (c) in the case of mailing, on the third business day after the posting thereof.

                  5.3. AMENDMENT PROVISION. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

                  5.4. ASSIGNABILITY. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

                  5.5. COST OF COLLECTION. If default is made in the payment of this Note, Borrower shall pay the Holder hereof costs of collection, including attorneys' fees and expenses.

                  5.6. CHOICE OF LAW. It is the intention of the parties that the laws of New York shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

                  5.7. SUBMISSION TO JURISDICTION; CONSENT TO SERVICE OF PROCESS. The Company hereby submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in The City of New York for purposes of all legal proceedings which may arise hereunder. The Company irrevocably waives to the fullest extent permitted by law, any objection which it may have or hereafter have to the laying of the venue of any such proceeding brought in such a court, any claim that any such proceeding brought in such a court has been brought in an inconvenient forum and trial by jury. The Company hereby consents to process being served in any such proceeding by the mailing of a copy thereof by registered or certified mail, postage prepaid, to its address specified in
Section 5.2 hereof or in any other manner permitted by law.

                  5.8. WAIVER OF TRIAL BY JURY. THE COMPANY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE.

                  IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its President on this ____ day of March, 1999.

                                     TRANSGENOMIC, INC.

                                     By:________________________________
                                     Name:________________________________
                                     Title:________________________________

                                     ADDRESS FOR NOTICES:

                                     5600 South 42nd Street
                                     Omaha, Nebraska 68107
                                     Telecopy:   (402) 733-1264

                                                   EXHIBIT I TO CONVERTIBLE NOTE

                         REQUEST FOR NOTICE OF INTENTION

[Name]
[Address]

                           Re:  Convertible Note # CN-000 ___

Dear Sirs:

         The Maturity Date of the above referenced Note is March ____, 2002. We hereby request you notify us of your Intention with respect to conversion of the
Note into Common Stock pursuant to Article II of the Note or repayment of the Note by checking the appropriate box below, countersign this letter in the space provided and returning this letter to us.

                                            Very truly yours,

                                            Transgenomic, Inc.

                                            By: _________________________
                                            Name:_________________________
                                            Title:_________________________

The undersigned, an authorized representative of _________________________, the holder of Convertible Note # CN-000 ____, hereby notifies you that the Holder elects to:

         _   Convert the Note pursuant to Article II of the Note.

         _   Receive payment in full on the Maturity Date.

Note Holder: ____________________________
                  [print name]

By: _____________________________
Name:_____________________________
Title:_____________________________